SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 22, 2003

INVITROGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25317	33-0373077

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 Faraday Avenue, Carlsbad, CA		92008

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 603-7200

Not Applicable

(Former name or former address, if changed since last report)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.
Item 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
EXHIBIT INDEX

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On August 22, 2003, Invitrogen Corporation (“Invitrogen”) announced it had completed its acquisition of Molecular Probes, Inc. (“Molecular Probes”) in exchange for approximately $325,000,000 in cash. The purchase price was determined by arms length negotiation of the parties and was paid by Invitrogen out of its working capital. In connection with the acquisition, Invitrogen also acquired Molecular Probes’ research and development and manufacturing facilities in Eugene, Oregon. Invitrogen intends to continue to use these facilities for such purposes.

     The description of the acquisition contained in this Item 2 is qualified in its entirety by reference to the full text of the Merger Agreement by and among Invitrogen, Mallard Acquisition Corporation, Molecular Probes and Richard P. Haugland, as the Shareholders’ Agent, dated July 2, 2003, which was filed as Exhibit 2.1 to Invitrogen’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 3, 2003 and incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of business acquired.

     The audited financial statements required by this Item 7 for Molecular Probes, as of and for the year ended September 30, 2002, will be filed by amendment.

     (b)  Pro forma financial information.

     The pro forma financial information required by this Item 7 for the combined balance sheet of Invitrogen and Molecular Probes, as of June 30, 2003, and for the combined results of operations of Invitrogen, Molecular Probes, and the assets acquired and liabilities assumed from PanVera LLC for the year ended December 31, 2002, and for the six months ended June 30, 2003, will be filed by amendment.

     (c)  Exhibits

Exhibit	Description
2.1	Agreement and Plan of Merger, by and among Invitrogen Corporation, Mallard Acquisition Corporation, Molecular Probes, Inc. and Richard P. Haugland, as the Shareholders’ Agent, dated July 2, 2003 (1)

(1)	Incorporated by reference to Invitrogen’s Current Report on Form 8-K filed on July 3, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invitrogen Corporation

Date: September 4, 2003	By:
/s/ C. Eric Winzer

C. Eric Winzer
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, by and among Invitrogen Corporation, Mallard Acquisition Corporation, Molecular Probes, Inc. and Richard P. Haugland, as the Shareholders’ Agent, dated July 2, 2003 (1)

(1)	Incorporated by reference to Invitrogen’s Current Report on Form 8-K filed on July 3, 2003.